UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOPJAGGERS, INC.
(Exact name of Registrant as specified in its charter)

Florida	N/A	27-203-7711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Standard Industrial Classification)	(Central Index Key)

c/o John Castillo Eggermont
2629 Georgia Avenue, Melbourne, Florida 32901
 (Address of principal executive offices, including zip code)

(214) 243-6762
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock offered by the Company	9,500,000	$0.01	$95,000	$10.89
TOTAL	9,500,000	$0.01	$95,000	$10.89

(1) This is an initial offering of securities by the Registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). If the maximum aggregate offering price increases prior to the effective date of this registration statement, the Registrant will file a pre-effective amendment to increase the maximum dollar value being registered and pay an additional filing fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “KOPJAGGERS, INC.” and “KOPJAGGERS, INC.” refer to KOPJAGGERS, INC. Inc..

Kopjaggers, Inc. was incorporated on February 23, 2010 in the State of Florida. We commenced operations in July 2010.  Kopjaggers, Inc. is a development stage company focused on the business of the buying and then the auctioning of artwork (more specifically, paintings and sculptures) from around the world through our website www.kopjaggers.com

We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors.

Our plan of operations is to build our website to be the leading site on the Internet for persons interested in buying fine art from around the world.

Since our inception on February 23, 2010 through April 4, 2012, we have not generated any revenues and have incurred a net loss of $2,750 for the period February 3, 2010 (date of inception) through December 31, 2011. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, building a finite quantity of out beverage product and covering various filing fees and transfer agent fees to complete our early money raise through this offering. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Since inception, we have developed our business concept which involves an art website.  We have secured the domain name, www.kopjaggers.com to begin our business.

As of the date of this prospectus we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

The Offering

Common Stock Offered for Sale	Up to a maximum of 9,500,000 shares.

Price to the Public	$0.01 per share in cash

Use of Proceeds Primarily for	Offering expenses, sales and marketing,independent contractors and web site improvement.

Number of Shares Outstanding Priorto the Offering	500,000

Number of Shares Outstanding After the Offering	2,700,000 if 10% of offering sold.
3,000,000 of 25% offering sold.
3,500,000 if 50% of offering sold.
4,000,000 if 75% of offering sold
4,500,000 if 100% of offering sold.

Plan of Distribution	This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our officers. There is no share minimum investment required from individual investors.

Terms of the Offering	This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1, which may be extended for an additional 180days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.
______
(1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in Kopjaggers, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

An investment in the Common Stock offered hereby involves a high degree of risk.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

This proposed offering will provide us with a limited amount of funding. We will be able to acquire a small amount of product or around 200 works of art, build our website and meet our reporting requirements for eight months if the entire offering is sold. There is no assurance that we will complete any or all of this offering.  If we do not raise the entire amount of this offering, we will not have the necessary capital to develop or execute our business plan fully until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business plan. In the event we are unable to raise necessary funds, our business will fail and you will lose your entire investment.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated little to no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by developing its artwork product. If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

We are a development stage company organized in February 2010 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Although we have established a business plan, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service and products, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of KOPJAGGERS, INC.  to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our product will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE REQUIRE AT LEAST $10,000 TO BEGIN OPERATIONS. IF WE DO NOT SECURE THE MINIMAL INITIAL FUNDING, OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Management believes that we require a minimum funding of $10,000 to begin operations. In the event we are unable to secure that amount of funding through this offering or other funding sources, our business will not commence and you will lose your entire investment.

Risks Relating to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 6, 2012 our registered public accounting firm stated that our financial statements for the year ended December 31, 2011 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit, as we have experienced net operating losses since inception. Our continued net operating losses and our auditors’ doubts may hinder our ability to secure financing in the future and our efforts to continue as a going concern may not prove successful.

We are a relatively young company with no operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our website and our products, the level of our competition, and our ability to attract and maintain key management and employees.

If we do not raise additional funds, we not be able to operate our business and will have to stop development of our business plan.

We may not be able to obtain additional funds that we will require. We do not presently have adequate cash from operations or financing activities to meet our short term or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.  If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property.

This company does not have cash from operations; this company has no cash reserves or sources of revenue.

We expect to incur net losses in future quarters

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

If Kopjaggers Consulting, LLC does not provide us with capital, we will cease operations.

We rely on funding from our sole shareholder, Kopjaggers Consulting, LLC and expect to continue to do so. There can be no assurance that Kopjaggers Consulting, LLC can or will supply us with some or all of the funds needed to complete our business plan.  We do not have a commitment verbal or written from Kopjaggers Consulting, LLC to provide us with additional funding at this time. The failure to secure additional financing from Kopjaggers Consulting, LLC will cause us to cease operations.   To date, there is no guarantee any monies will be raised from any source including Kopjaggers Consulting, LLC or John Castillo Eggermont.

We are highly dependent on John Castillo Eggermont, our President and CEO. The loss of Mr. Castillo Eggermont, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on John Castillo Eggermont, our President and CEO.  Mr. Castillo Eggermont has no specific knowledge or expertise in art. Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Castillo Eggermont.  Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require a minimum of $200,000 to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from our shareholder and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Our business may be sensitive to events affecting the international art community and industry in general.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the international art community and industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the art industry. However, our business may also benefit if artists and galleries increase their efforts to promote special offers or other marketing programs. If such events result in a long-term negative impact on the art community and industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name.

We believe that creating awareness of the Kopjaggers brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

We will not be able to attract artists, galleries, brokers or Internet users if we do not build out our website and continually enhance and develop the content and features of our products and services.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our products and services. We may not succeed in developing features, functions, products or services that artists, galleries, brokers and Internet users find attractive. This could reduce the number of artists, galleries, brokers and Internet users using our products and materially adversely affect our business.

We may not be able to access third party technology upon which we depend.

We use and will continue to require technology and software products from third parties, Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site.  This could cause delays in our development and introduction of new services and related products or enhancements of existing products until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.  We cannot insure that we will develop a website that has the features that will be popular with the number of consumers necessary to attract paying advertisers.

Risks related to our management

Our Management has no experience in the beverage industry

Mr. Castillo Eggermont, our sole officer and director, has no previous experience in the art business. All business decisions made by him regarding art will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed. The lack of experience in the industry could impact our return on investment, if any.

As a result of our reliance on Mr. Castillo Eggermont, his lack of experience in developing an auction business, our investors are at risk in losing their entire investment. Mr. Castillo Eggermont intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Castillo Eggermont to make the appropriate management decisions.

Mr. Castillo Eggermont is involved with other interests and there can be no assurance that he will continue to provide services to us. Mr. Castillo Eggermont’s limited time devotion, less than 20 hours per month, to Kopjaggers, Inc. could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Castillo Eggermont is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Castillo Eggermont’s ability to work on behalf of our company. Mr. Castillo Eggermont may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Castillo Eggermont will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We are highly dependent on our sole officer and director to operate and manage the Company as he is currently the Company’s only officer and director as well as employee. Loss of Mr. Castillo Eggermont could result in our operations halting.

The success of the Company's business is highly dependent upon the services, efforts and abilities of Castillo Eggermont, the Company's President and Chief Executive Officer.  The business of the Company could be materially and adversely affected by the loss of any of Mr. Castillo Eggermont.  The Company does not maintain key man life insurance on the life of Mr. Castillo Eggermont.  The Company does not have any employment agreement with Mr. Castillo Eggermont.

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we may typically experience higher sales in summer time in coastal cities while sales remain constant throughout the entire year in some inland cities.

Risks Relating to Our Organization

We are controlled by a principal stockholder.

Kopjaggers Consulting, LLC, is our largest stockholder, holding beneficially, as of July 4 2010, approximately one hundred percent of our outstanding shares. Through their share ownership, they are in a position to control Kopjaggers, Inc. and to elect our entire board of directors.

John Castillo Eggermont, our President and CEO and director, is the managing member of Kopjaggers Consulting, LLC of which the only other member is Ross Collette.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Castillo Eggermont as managing member of Kopjaggers Consulting, LLC may have interests different than yours.
There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our preferred stock holders may have superior rights which could affect the rights of the common stockholders.

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.  See "Description of Capital Stock -- Preferred Stock."

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Recently, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which became effective on July 21, 2010, has amended Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”). The rules adopted by the SEC pursuant to the Act require an annual assessment of our internal control over financial reporting. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. Pursuant to the amended Act, as neither a “large accelerated filer” nor an “accelerated filer”, we are exempt from the requirements of Section 404(b) of the Act to obtain an auditor’s report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We have never declared a cash dividend on our common stock and do not expect to pay cash dividends for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business.

We will only be required to comply with the limited periodic reporting obligations required by Section 13(a) of the Exchange Act and we are not a fully reporting Company.

As a filer subject to Section 15(d) of the Exchange Act, we will not be required to prepare proxy or information statements. Our common stock will not be subject to the protection of the going private regulations. We will be subject to only limited portions of the tender offer rules. Our officers, directors, and more than ten percent shareholders will not file beneficial ownership reports about their holdings in your company and these persons will not be subject to the short swing profit recovery provisions of the Exchange Act. More than five percent holders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-1, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Kopjaggers, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on January 31, 2011

Capital Stock:	$200
Accumulated deficit during development stage:	$750
Total:	$550

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 8 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $14,190. None of the proceeds will be paid to management, consultants or affiliates for compensation. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$2000	$5000	$10000	$15000	$20000

Less: Offering Expenses
Legal	$1440	$4440	$5000	$5000	$5000
Accounting	$500	$500	$500	$500	$500
Edgarizing	$50	$50	$300	$300	$300
SEC & State Filing Fees	$10	$10	$10	$10	$10

Net Proceeds from Offering	$0	$0	$4190	$9190	$14190

Use of Net Proceeds

Art Company Development	$0	$0	$2940	$5000	$5000
Transfer Agent Fees	$0	$0	$1250	$1250	$1250
Accounting	$0	$0	$0	$1500	$1500
Website Development	$0	$0	$0	$1440	$6440

Total Use of Net Proceeds	$0	$0	$4190	$9190	$14190

The use of proceeds at 10% 25%, 50%, 75% and 100% forecasted capital raise is anticipated to be utilized as follows:

Offering Expenses

The accounting, legal, edgarizing and transfer agent fees are the estimated costs associated with conducting this offering. We will need to raise at least 10% of the proposed offering to meet any of our legal or accounting expenses if we only sell 25% of the offering no funds will be available for Web Development and Transfer agent fees, and we will also not be able to meet all are legal fees for the offering. We need to raise at least 50% to allocate funds to product development and transfer agent fees. We need to raise 75% to allocate funds to all areas.

Website Development

We intend to acquire works of art and develop www.kopjaggers.com. We would begin development when at least 50% of the offering is sold. If we are unable to sell at least 50% of the offering we cannot begin the acquisition of art.  If we are able to raise at least 75% of the offering, we will develop our website to promote and sell our product.

The maximum proceeds from this offering $20,000 will satisfy our basic, subsistence level, cash requirements for up to 8 months, including product development, website development, legal and accounting costs associated with this offering, and the costs associated with our reporting obligations. Seventy-five percent (75%) of the possible proceeds from this offering $15,000 will satisfy our basic, subsistence level, cash requirements for up to 6 months, while 50% of the proceeds $10,000 which is the minimum needed to begin operations will sustain us for up to 4 months, and 25% of the proceeds $5,000 will sustain us for up to 2 months.

If we are unable to raise additional monies other than the proceeds of this offering, we only have enough capital to cover the above described expenses.  The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes preparing basic marketing materials, contacting potential sources of financing, suppliers, and potential customers. Our continuous disclosure requirements include the costs of preparing quarterly financial statements, and reports on forms 10-Q, 10-K and 8-K. As of December 31, 2011 we had $0 cash on hand.  The Company is dependent on the sole officer, director and shareholder for meeting its current cash requirements, however, there is no written agreement for future funding. This cash will not cover the expenses of this offering or working capital requirements for even one month given the undertaking of this offering and expenses involved.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on Legal, Accounting, Edgarizing, and State and SEC fees, assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Mississippi and maintain our status as a reporting issuer with the SEC.

We do not intend to deviate from our plan regarding the use of proceeds received from this offering.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of December 31, 2011, KOPJAGGERS, INC. net tangible book value was ($2,550) or $(0.005) per share. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.’s tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC. total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC. s’ net tangible book value as of the closing of this offering would increase from $(0.005) to $.003 per share. This represents an immediate increase in the net tangible book value of approximately $.008 per share to current shareholders, and immediate dilution of about $.007 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$0.008
Net tangible book value per share after offering	$0.003
Dilution per share to new investors	$0.007
Percentage dilution	70%

The following assumes the sale of 75% of the shares of common stock in this offering. As of December 31, 2011, KOPJAGGERS, INC.  net tangible book value was $(2,550) or ($0.005) per share of common stock. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.  tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC.  total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC.  net tangible book value as of the closing of this offering would increase from ($0.005) to $.002 per share. This represents an immediate increase in the net tangible book value of $.007 per share to current shareholders, and immediate dilution of $.008 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$0.007
Net tangible book value per share after offering	$0.002
Dilution per share to new investors	$0.008
Percentage dilution	80%

The following assumes the sale of 50% of the shares of common stock in this offering. As of December 31, 2011, KOPJAGGERS, INC.  net tangible book value was $(2,550)or($0.005) per share of common stock. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.  tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC.’s tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC.  net tangible book value as of the closing of this offering would increase from ($0.005)to $.001 per share. This represents an immediate increase in the net tangible book value of $.007 per share to current shareholders, and immediate dilution of $.009 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$0.002
Net tangible book value per share after offering	$0.001
Dilution per share to new investors	$0.009
Percentage dilution	90%

The following assumes the sale of 25% of the shares of common stock in this offering. As of December 31, 2011, KOPJAGGERS, INC.  KOPJAGGERS, INC.  net tangible book value was $(2,550) or ($0.005) per share of common stock. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.  tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC.  total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000  shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC.  net tangible book value as of the closing of this offering would increase from ($0.005) to ($.001) per share. This represents an immediate increase in the net tangible book value of $.004 per share to current shareholders, and immediate dilution of $.011 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$0.004
Net tangible book value per share after offering	$(0.001)
Dilution per share to new investors	$0.011
Percentage dilution	100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of December 31, 2011, KOPJAGGERS, INC.  net tangible book value was $(2,550), or ($0.001) per share of common stock. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.  tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC.   total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC.  net tangible book value as of the closing of this offering would increase from ($0.005) to ($.002) per share. This represents an immediate increase in the net tangible book value of $0.003 per share to current shareholders, and immediate dilution of $.012 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$(0.003)
Net tangible book value per share after offering	$(0.001)
Dilution per share to new investors	$0.012
Percentage dilution	120%

SHARES OFFERED

We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The table below assumes the sale of the 2,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.01 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Current Shareholders	2,500,000	55.55%	$0	0%	$0.00
Public Stockholders	2,000,000	44.45%	$20,000	100%	$0.01
Total	4,500,000	100%	$20,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 2,000,000 shares of common stock, at $0.01 per share, on a “best efforts,” basis in a “direct public offering” through our officer. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Kopjaggers, Inc. No commissions will be paid for the sale of the 2,000,000 shares offered by KOPJAGGERS, INC.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officer will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. Our officer intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of our officer;

Our officer will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	they must not be subject to a statutory disqualification;
•	They must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	they must not be an associated person of a broker-dealer;
•
they must primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of Kopjaggers, Inc. otherwise than in connection with transactions in securities; and

•
they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Our officer will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Our officer, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Kopjaggers, Inc. to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Kopjaggers, Inc. where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Kopjaggers, Inc.to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by our officer and the funds deposited into an account labeled: Kopjaggers, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 200,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Kopjaggers Consulting LLC	500,000	100%	55.55%
All Directors,Officers and Principal Stockholders as a Group	2,500,000	100%	55.55%

The address of each shareholder is care of Kopjaggers, Inc. 629 Georgia Avenue, Melbourne, Florida 32901 otherwise stated.

Kopjaggers Consulting LLC  was issued 500,000 on July 23,2010.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, no par value per share. 2,500,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 2,000,000 shares offered herein, we will have outstanding 4,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of KOPJAGGERS, INC., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of common stock, no par value per share, of which 500,000 shares were outstanding as of the date of this prospectus. Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our officers may later determine to authorize options and warrants for our Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Angela Collette Esq. issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements as of December 31, 2011 and 2010 are included in this prospectus and have been audited by Peter Messineo, CPA independent registered auditor, as set forth in his audit report dated March 6,2012 thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

None

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Kopjaggers, Inc.will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. Our officers and directors are indemnified as provided by the Mississippi Revised Statutes and our Bylaws.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

The Company has a plan of operations to engage in the business of the buying and then the auctioning of artwork (more specifically, paintings and sculptures) from around the world through our website www.kopjaggers.com

We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors.

Our plan of operations is to build our website to be the leading site on the Internet for Americans interested in buying fine art from around the world.

The Auction Business

The purchase and sale of works of art in the international art market are effected through numerous dealers, the major auction houses, the smaller auction houses and also directly between collectors. Although dealers and smaller auction houses generally do not report sales figures publicly, the Company believes that dealers account for the majority of the volume of transactions in the international art market.

Kopjaggers, Inc. intends to auction unique items, and their value, therefore, can only be estimated prior to sale. Kopjaggers’ principal role as an auctioneer will be to identify, evaluate, and appraise works of art; to stimulate purchaser interest through professional marketing techniques; and to match sellers and buyers through the auction process.  In its role as auctioneer, the Company intends to also function as an agent accepting property on consignment from its selling clients. The Company will sell property as agent of the consignor, billing the buyer for property purchased, receiving payment from the buyer, and remitting to the consignor the consignor's portion of the buyer's payment after deducting the Company's commission, expenses, and applicable taxes. All buyers will pay a premium (known as the buyer's premium) to the Kopjaggers, Inc. on auction purchases. Kopjaggers will also charge consignors a selling commission. Our sources of revenue will include transaction fees and advertising on our website.

Kopjaggers’ operating revenues will be significantly influenced by a number of factors not within the Company's control, including: the overall strength of the international economy and financial markets and, in particular, the economies of the United States, the United Kingdom, and the major countries of continental Europe and Asia (principally Japan and Hong Kong); political conditions in various nations; the presence of export and exchange controls; local taxation, including taxes on sales of auctioned property; competition; and the amount of property being consigned to art auction houses.

Kopjaggers expect that our business is seasonal, with peak revenues and operating income occurring in the second and fourth quarters of each year as a result of the traditional spring and fall art auction seasons.

The Auction Market

Competition in the international art market is intense. A fundamental challenge facing any auctioneer or dealer is to obtain high quality and valuable property for sale.  The owner of a work of art wishing to sell it has three options: sale or consignment to, or private brokerage by, an art dealer; consignment to, or private sale by, an auction house; or private sale to a collector or museum without the use of an intermediary. The more valuable the property, the more likely it is that the owner will consider more than one option and will solicit proposals from more than one potential purchaser or agent, particularly if the seller is a fiduciary representing an estate or trust.

A complex array of factors may influence the seller's decision. These factors include: the level of expertise of the dealer or auction house with respect to the property; the extent of the prior relationship, if any, between the seller and the firm; the reputation and historic performance by a firm in attaining high sale prices in the property's specialized category; the breadth of staff expertise; the desire for privacy on the part of sellers and buyers; the amount of cash offered by a dealer or other purchaser to purchase the property outright compared with the estimates given by auction houses; the time that will elapse before the seller will receive sale proceeds; the desirability of a public auction in order to achieve the maximum possible price (a particular concern for fiduciary sellers); the amount of commission proposed by dealers or auction houses to sell a work on consignment; the cost, style and extent of presale marketing and promotion to be undertaken by a firm; recommendations by third parties consulted by the seller; personal interaction between the seller and the firm's staff; and the availability and extent of related services, such as a tax or insurance appraisal and short-term financing. The Company's ability to obtain high quality and valuable property for sale depends, in part, on the relationships that certain employees of the Company, particularly its senior art specialists and management, have established with potential sellers.

It is not possible to measure the entire international art market or to reach any conclusions regarding overall competition because dealers and smaller auction firms frequently do not publicly report annual sales totals.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in purchasing fine arts from around the world.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of purchasers.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience.  Our audience is expected to include educated and high net worth individuals.  Our preliminary advertising plan will be to join an advertising network such as Google’s AdSense. AdSense is an ad serving application run by Google Inc. Website owners can enroll in this program to enable text, image, and video advertisements on their websites. These advertisements are administered by Google and generate revenue on either a per-click or per-impression basis.

Many websites use AdSense to monetize their content; it is a very popular advertising network. AdSense has been particularly important for delivering advertising revenue to small websites that do not have the resources for developing advertising sales programs and sales people. To fill a website with advertisements that are relevant to the topics discussed, webmasters implement a brief script on the websites' pages.

There are several other competing programs that we could make application to in the event we are unable to secure a relationship with Google’s Adsense.

Some of the features we are considering include a search engine for artwork that is currently for sale from our own inventory as well as for featured artists with whom we will develop exclusive rights to sell their art.

Growth Strategy

We have a plan to grow our business which requires us to build an audience for our website. Key elements of our strategy include:

Build Strong Brand Awareness.  We believe that it is essential to establish a strong brand with Internet users and within certain segments of the art industry. We intend to utilize online marketing such as search engine placement and social to promote our brand to consumers. We intend to market our company at various art events, at art shows and exhibitions, and through various offline channels such as magazines and radio subject to available financing. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of-mouth.

Develop an audience:  In order to attract users to our products, we intend to utilize online and offline advertising campaigns to grow our business as funds allow. We believe that we also can attract more users by giving our visitors an excellent user experience that is results in good word by word-of-mouth among our actual and intended customers.

Quality User Base:  We believe that, in addition to increasing our reach, we need to develop a quality our user base. We believe that high quality content will attract a quality user base.

The following are a sample of the creative approaches and tactics we may use to build our brands:

Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

Improved electronic presence (enhanced website and e-mail communication);

Competition

There are few if any barriers to entry into Internet commerce.  Competition is intense in our industry. The company competes with other websites that are dedicated to art sales Our business is highly competitive. We also compete with traditional media and auction houses catering to the art market. All of our competitors are more experienced and have greater financial resources than our company as we have generated no revenue and has limited assets and experience.

It is our estimate that important factors affecting our ability to compete successfully include:

trade and consumer promotions;

rapid and effective acquisition of works of art;

branded product advertising; and pricing.

Intellectual Property

We rely on common law rights to our trademarks. The common law rights protect the use of this mark used to identify our product. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition. We also rely on trade secrets and proprietary know-how to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Regulation

We do not believe we will require any government approval to sell our products.

Compliance with Environmental Laws

We will outsource the production and distribution of our products and do not own or operate our own manufacturing facilities. As such, we do not believe that we are subject to any federal, state and local environmental laws and regulations which would have a material adverse effect upon our operations or competitive position. We do not expect to expended any capital resources on compliance with federal, state or local environmental laws.

Employees

We are a development stage company and currently have only one part-time employee, John Castillo Eggermont, who is also our sole officer and director. We look to Mr. Castillo Eggermont for his entrepreneurial skills and talents. For a discussion of Mr. Castillo Eggermont’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Castillo Eggermont will coordinate all of our business operations. We plan to use attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Castillo Eggermont  is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Kopjaggers, Inc. is a development stage company incorporated in the State of Florida in Frbruary, 2010. We were formed to engage in the business of in the business of the buying and then the auctioning of artwork (more specifically, paintings and sculptures) from around the world through our website www.kopjaggers.com. During our initial formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. We commenced our business operations on July 2, 2010 through the purchasing of the initial page of our website (www. Kopjaggers.com

Results of Operations

The Company has generated no revenue since inception.  General and administrative expenses were $2,200, $550 and $2,750 for the years ended December 31, 2011 and 2010 and for the period February 23, 2010 (date of inception) through December 31, 2011, respectively. Costs incurred have been primarily for incorporation and costs associated with its public registration process.

Liquidity and Capital Resources

If we sell 75% of are offering the proceeds from this will satisfy our cash requirements for up to 6 months. As of December 31, 2011  we had no cash on hand. The Company is dependent on the sole officer, director and shareholder to fund any current cash requirements, however, there is no written agreement concerning commitment for future funding. This cash will not cover the expenses of this offering or our working capital requirements for even one month given the undertaking of this offering and the expenses involved.

We must raise at least $10,000 to begin minimal operations. In the event we fail to raise at least $10,000 from the offering, we will seek loans from our principal stock holder. If we are unable to secure any funding, we will likely cease operations.

As a result of our being a development stage company with minimal amounts of equity capital initially available, we have set our goals in two stages: (1) goals based upon the availability of our initial funding of $5,000.00; and (2) goals based upon our funding of at least $20,000 of the $20,000 offering;

Stage I: Development of our business operations based upon our founders’ advances of $2,550 since inception through December 31, 2011.

To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Florida in February 2010.

To retain counsel and an auditor to assist in preparation of documents providing for the raising a minimum of $20,000 to complete Stage II of our Plan of Operations. Accomplished in June of 2010. Total costs approximately $5,800 (Auditor paid $2,000).

Stage II Website Development including Graphic design website

Anticipated Milestone	Projected Date of Completion	Budget

Research and selection of web designer	August 2011	$1,500

Graphic design website	April 2011	$19,500

If we are unable to raise additional funds we will not be able to complete any of the milestones. Our principal shareholder is not obligated to provide us with any additional funding. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

Currently available cash is not sufficient to allow us to commence full execution of our business plan

Our milestones will be adjusted if the amount of the offering is less than 100%. With 75% raised, we will have to reduce the amount we can spend on website development and if we raise 50% of the offering amount we will have to eliminate all website development and decrease the amount of funds by $2,060 for product development.  If we are only able to raise 25% of the offering amount we will only have limited funds to and only have limited funds to pay are legal and accounting expenses. We will not be able to afford any product development expenses.  If we are only able to raise 10% of the offering, we will not be able to commence any product development and only have limited funds to pay are legal and accounting expenses

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 629 Georgia Avenue, Melbourne, Florida 32901.  We have no monthly rent, nor do we accrue any expense for monthly rent. John Castillo Eggermont provides us a facility in which we conduct business on our behalf. John Castillo Eggermont does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from John Castillo Eggermont the company’s president and Principal Stockholder  Office services are provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

On July 2, 2010 in exchange for providing $200 in cash, Kopjaggers Consulting, LLC  received 500,000 shares of our common stock.

Since inception, John Castillo Eggermont advanced the company $2,550 through payment of expenses incurred.  These advances are non-interest bearing, payable on demand.  Although there is no agreement, Mr. Castillo-Eggermont is entitled at his option to convert anytime into shares of common stock of the company at conversion price equal to the current fair market price of the common stock at the time of conversion request.

John Castillo Eggermont  is the principal stockholder and sole officer and director and is not obligated to provide any more funding .

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future. We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our director and executive officer, his age, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering. Our director is not independent.

Name	Age	Term Served	Title / Position(s)
John Castillo Eggermont	45	Since 2010	President & Director
Ross Collette	68	Since 2010	Vice President & Director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

John Castillo Eggermont, age 45. Mr. Castillo Eggermont has been the president and director since inception. He serves as a deployment training officer, on an active duty in the United States Army and has deployed to Iraq. This position consumes approximately 40 hours per week. He speaks five languages fluently and has significant business relations in Europe and South America.

Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of KOPJAGGERS, INC.  has been involved in legal proceedings that would be material to an evaluation of officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (February 23, 2010) to December 31, 2010.

Summary Compensation Table

The officers and directors have not received any monetary compensation or salary since the inception of the Company. The officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company has become profitable for four consecutive quarters.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to KOPJAGGERS, INC., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Kopjaggers, Inc. did not grant any stock options to the executive officer during the most recent fiscal year ended December 31, 2011. Kopjaggers, Inc. has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

There is no plan to offer Compensation to Mr. Castillo Eggermont at this time.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Mississippi.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock is excepted to be Worldwide Stock Transfer.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 4,500,000. Of these shares, 2,000,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 2,000,000 shares will be sold. Our officer and director will not be purchasing shares in this offering. The remaining 2,500,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The 2,500,000 Shares issued to our officer are Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•	the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates.

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Kopjaggers, Inc.

I have audited the balance sheets of Kopjaggers, Inc. as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2011 and 2010 and the period February 23, 2010 (date of inception) through December 31, 2011. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kopjaggers, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and 2010 and for the period February 23, 2010 (date of inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA
Palm Harbor, Florida
March 6, 2012

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS AT DECEMBER 31,	2011	2010

ASSETS

CURRENT
Cash	$0	$200

TOTAL ASSETS	0	$200

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES

Note payable - related party	$2,550	$550

Total Liabilities	2,550	550

STOCKHOLDER EQUITY

SHARE CAPITAL
authorized, 10,000,000 common shares, no par value,
- issued and fully paid - 500,000 shares	200	200

ACCUMULATED DEFICIT during development stage	(2,750)	(550)

Total Stockholder Equity	(2,550)	(350)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$0	$200

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	2,200	550	2,750

Total Operating Expenses	2,200	550	2,750

NET LOSS	$(2,200)	$(550)	$(2,750)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	500,000	222,222

BASIC AND DILUTED EARNINGS PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,200)	$(550)	$(2,750)
Adjustment to reconcile net loss to net cash
used in operating activities:
Issuance of common stock for services and expenses	-	-	-
Changes in operating assets and liabilities:	-	-	-
Subscription receivable	-	-	-
		-	-

Net cash used in operating activities	(2,200)	(550)	(2,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officer	2,000	550	2,550
Issuance of common stock	-	200	200

Net cash provided by financing activities	2,000	750	2.750

(DECREASE) INCREASE IN CASH	(200)	200	-

CASH, Beginning of period	200	-	-

CASH, End of period	$-	$200	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT
FROM INCEPTION(FEBRUARY 23, 2010) TO DECEMBER 31, 2011

			Deficit
			Accumulated
			During
	Common Shares		Development
	Number	Amount	Stage	Totals

Balance - February 23, 2010	1	$1	$-	$1

Common shares issued for cash, $.0004, July 2010	499,999	199	-	199

Net Loss - December 31, 2010	-	-	(550)	(550)

Balance - December 31, 2010	500,000	$200	$(550)	$(350)
Net Loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011	500,000	$200	$(2,750)	$(2,550)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC.. (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Codification Topic 915.  Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash and due to shareholder approximate their fair value due to the short period of these instruments.

(h)	Stock Based Compensation:

The Company accounts for stock-based compensation using the fair value based method (Financial Accounting Standards Board Codification Topic 718).  Compensation costs are measured using the fair value of stock determined as of the date of grant and is recognized over the periods in which the related services are rendered.

(i)	Comprehensive Income:

The Company follows Financial Accounting Standards Board Codification Topic 220, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 - CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 10,000,000 shares consisting of common shares with no par value.

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC for a total consideration of $200.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective at inception, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB, the AICPA and the SEC did not have, or are not expected to have a material impact on the Company’s present or future financial statements.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

The Company is reliant on funding current cash flow requirements by the sole officer, director and shareholder. There is no written commitment for future funding.  Amounts advanced by director are non-interest bearing, unsecured, with no fixed terms of repayment.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax effects of temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2011 are as follows:

Deferred tax assets:
Federal and state net operating loss	$2,200
Equity instruments issued for compensation	-

Total deferred tax assets	2,200
Less valuation allowance	(2,200)
$-

At December 31, 2011, the Company had a net operating loss carry–forward for Federal income tax purposes of $2,750 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $950, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31, 2011, the Company has had no operations.  As of December 31, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent events have been reviewed from the period after the balance sheet date through the period that the report is available to be issued, which is the date of filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City Bastrop, State of  Texas on April 10, 2012.

/s/ John Castillo Eggermont
John Castillo Eggermont
President and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ John Castillo Eggermont	President and Director	APRIL 10, 2012
John Castillo Eggermont	(Chief Executive Officer)

/s/ John Castillo Eggermont	Treasurer and Director	APRIL 10, 2012
John Castillo Eggermont	(Principal Financial Officer, Chief Accounting Officer)